EXHIBIT 10.36

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 10, 2017, by and among The PrivateBank and Trust Company (“Lender”), BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Towers”), and BROADWIND SERVICES, LLC, a Delaware limited liability company (“Services,” and collectively with Parent, Brad Foote and Towers, “Borrowers,” and each, a “Borrower”).

WITNESSETH:

WHEREAS, Lender and Borrowers have previously entered into that certain Loan and Security Agreement, dated October 26, 2016 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the parties desire to amend the terms of the Loan Agreement as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

1.Definitions.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.Amendment to Loan Agreement.

(a)The definition of “Bank Products” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following

“Bank Products shall mean any service provided to, facility extended to, or transaction entered into with, any Loan Party by Lender or its Affiliates, including, without limitation, (a) deposit accounts, (b) cash management services, including, without limitation, controlled disbursement, lockbox, electronic funds transfers (including, without limitation, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with Lender or its Affiliates, (c) debit cards and credit cards (including commercial credit cards issued to Borrowers by Lender or its Affiliates constituting an aggregate credit card exposure of up to $250,000) and (d) Hedging Agreements.  Borrowers’ obligation to repay any amounts outstanding under such commercial credit cards shall be deemed Obligations hereunder.”

(b)Clauses (x) and (xiv) of the definition of “Eligible Account” in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following, respectively:

“(x)  the Account Debtor is located within the United States of America or Canada, provided, however, that Accounts with GE Energy Switzerland GmbH or GE Energy Products France SNC shall be eligible up to a cap of $3,000,000, but only if such Accounts otherwise meet the Eligible Accounts requirements;”

“(xiv) it is not an Account which, with respect to Account Debtors other than Siemens Energy, Inc. and its Affiliates, when added to such Account Debtor’s other indebtedness to such Borrower, exceeds 20% of all Accounts of such Borrower or a credit limit determined by Lender in its sole discretion determined in good faith for such Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiv) shall be Eligible Accounts to the extent of such credit limit), provided that Lender shall give such Borrower written notice of any such credit limit; and”

(c)The definition of “Red Wolf” is hereby added in Section 1.1. of the Loan Agreement as follows:

“Red Wolf” shall mean Red Wolf Company, LLC, a North Carolina limited liability company.

(d)The definition of “Revolving Loan Availability” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Loan Availability shall mean an amount up to the sum of the following sublimits:

(i) 85% of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of Borrowers’ Eligible Accounts; plus

(ii) the lesser of (a) 50% of the lower of cost or market value of Borrowers’ Eligible Inventory, (b) 85% of the appraised net orderly liquidation value (as determined by an appraiser acceptable to Lender) of Borrowers’ Eligible Inventory, and (c) $10,000,000 (or $12,500,000 if the Accordion is exercised in full); plus

(iii) the lesser of (a) the sum of (I) 50% of the appraised net orderly liquidation value (as determined by an appraiser acceptable to Lender) of Borrowers’ Eligible M&E, plus (II) 50% of the fair market value (as determined by an appraiser acceptable to Lender) of the Mortgaged Property, and (b) an amount equal to $10,000,000, reduced by $119,047.62 per month commencing on the one-year anniversary of the Closing Date and continuing each month thereafter; minus

(iv) $165,000 until such time as Lender receives an executed landlord access agreement, in form and substance reasonably acceptable to Lender, for the leased premises located at 300 Wall Street, Abilene, Texas 79603; minus

(v) such reserves as Lender elects, in its Permitted Discretion, determined in good faith, to establish from time to time, including, without limitation, reserves with respect to Bank Products Obligations and Hedging Obligations.”

(e)Section 9.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“9.1. Loan Reports.

Borrowers shall deliver to Lender an executed loan report and certificate in Lender’s then current form (i) if Revolving Loan Availability is less than $5,000,000, at least once each week, and (ii) if Revolving Loan Availability is greater than $5,000,000, at least once each month by the 20th Business Day of such month, in each case which shall be accompanied by copies of each Borrower’s sales journal, cash receipts journal and credit memo journal for the relevant period.  Such report shall reflect the activity of each Borrower with respect to Accounts for the immediately preceding week or month, as applicable, and shall be in a form and with such specificity as is reasonably satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be requested by Lender including, without limitation, calculations of the Revolving Loan Availability and, if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.”

3.Consent to Acquisition.  Lender hereby consents to and approves the transaction pursuant to which Parent acquired all of the membership interests of Red Wolf Company, LLC, a North Carolina limited liability company (“Red Wolf”), as contemplated by that certain Membership Interest Purchase Agreement, by and among Parent and certain other persons, dated February 1, 2017 (the “Red Wolf Acquisition”).

4.Joinder of Additional Borrower.  As a condition to Lender’s execution of this Amendment, Red Wolf shall execute and deliver to Lender that certain Joinder to Loan and Security Agreement, dated the date of closing of the Red Wolf Acquisition, in favor of Lender (the “Red Wolf Joinder”).  Upon Red Wolf’s execution of the Red Wolf Joinder, Red Wolf shall be deemed a “Borrower” for the purposes of the Loan Agreement.  As a result of the Red Wolf Acquisition, the Schedules to the Loan Agreement are amended and restated as set forth on the Schedules attached to this Amendment.

5.Red Wolf Inventory Appraisal.  Until the Lender has received an appraisal of the Red Wolf Inventory acceptable to Lender, for the purposes of calculating the Inventory sublimit in subsection (b) of the definition of Revolving Loan Availability in Section 1.1 any Red Wolf Inventory that is Eligible Inventory will only be valued at the lower of cost or market value (and not the appraised net orderly liquidation).

6.Representations and Warranties.  Borrowers represent and warrant as follows: (a) the execution and delivery of and the performance under this Amendment is within Borrowers’ power and authority, has been duly authorized by all requisite action and is not in contravention of any law, any other agreement made by Borrowers or by which Borrowers’ assets are bound, except for conflicts with agreements, contracts or other documents which would not reasonably be expected to have a Material Adverse Effect; (b) this Amendment (and the Loan Agreement in its entirety) constitute the legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; (c) the representations and warranties of Borrowers set forth in the Loan Documents are true and correct as of the date hereof (except for representations and warranties that expressly relate to an earlier date which are true and correct as of such earlier date); (d) there exists no Event of Default, and no event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default; and (e) Borrowers have no defenses to the enforcement of the Loan Agreement or the other Loan Documents.

7.Reaffirmation.  Except as expressly modified or amended by this Amendment, Borrowers reaffirm and reconfirm each and all of the warranties, representations, covenants and agreements of Borrowers under all Loan Documents to which Borrowers are party.

8.Release by Borrowers.  Borrowers hereby release Lender from any and all causes of action or claims, whether known or unknown, which Borrowers may have as of the date hereof for any asserted loss or damages to Borrowers claimed to be caused by, or arising from, any act or omission to act on the part of Lender, its shareholders, directors, officers, employees agents or representatives with respect to the Loan Documents.

9.References.  All references to the Loan Agreement in any future correspondence or notice shall be deemed to refer to the Loan Agreement as modified by this Amendment.

10.Ratification.  Subject to the exceptions stated in paragraph 5 herein, except as expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Loan Agreement are hereby ratified and confirmed.

11.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws.

12.Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.  Delivery of this Amendment by facsimile, pdf, or .tif signature by any party shall represent a valid and binding execution and delivery of this Amendment by such party.

13.JURISDICTION; VENUE.  THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AMENDMENT, SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS.  EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED THEREIN AND WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRANSFER THE VENUE OF ANY SUCH LITIGATION.

14.WAIVER OF JURY TRIAL.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BORROWERS:LENDER:

BROADWIND ENERGY, INC. THE PRIVATEBANK AND TRUST COMPANY

By: /s/ David W. Fell     By: /s/ Tom Hunt

Name: David W. Fell     Name: Tom Hunt

Title: SecretaryTitle: Managing Director

BRAD FOOTE GEAR WORKS, INC.

By: /s/ David W. Fell

Name: David W. Fell

Title: Secretary

BROADWIND TOWERS, INC.

By: /s/ David W. Fell

Name: David W. Fell

Title: Secretary

BROADWIND SERVICES, LLC

By: /s/ David W. Fell

Name: David W. Fell

Title: Secretary